Exhibit 10.2

Certain portions of this agreement, for which confidential treatment has been requested, have been omitted and filed separately with the Securities and Exchange Commission. Sections of the agreement where portions have been omitted have been identified in the text.

SUPPLEMENTAL CONFIRMATION

To:	Del Monte Foods Company One Market @ The Landmark San Francisco, California 94105

From:	Goldman, Sachs & Co.

Subject:	Accelerated Stock Buyback

Ref. No:	SDB1631866249

Date:	June 22, 2010

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Del Monte Foods Company (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.         This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of June 22, 2010 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.         The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	June 22, 2010

Initial Forward Price Adjustment Amount:	USD [**]*

Step-Up Forward Price Adjustment Amount:	USD [**]*

Step-Up Date:	August 23, 2010

Knock-out Level:	USD [**]*

Maximum Number of Knock-out Days:	20

Weighted Percentage:	150%

Weighting Threshold Level:	USD [**]*

Maximum Number of Weighted Days:	10

Calculation Period Start Date:	June 23, 2010

Scheduled Termination Date:	September 22, 2010

First Acceleration Date:	July 22, 2010

Prepayment Amount:	USD 100,000,000

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED

                     SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Prepayment Date:	June 25, 2010

Initial Shares:

6,215,470 Shares; provided that if, in connection with the Transaction, GS&Co. is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire, and GS&Co. shall use reasonable good faith efforts to borrow or otherwise acquire a number of Shares equal to the shortfall in the Initial Share Delivery and to deliver such additional Shares as soon as reasonably practicable. The aggregate of all Shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “Initial Shares” for purposes of “Number of Shares to be Delivered” in the Master Confirmation.

Initial Share Delivery Date:	June 25, 2010

Ordinary Dividend Amount:	For any calendar quarter, USD 0.09

Scheduled Ex-Dividend Dates:	July 20, 2010 and October 19, 2010

Termination Price:	USD 7.24 per Share

Additional Relevant Days:	The 5 Exchange Business Days immediately following the Calculation Period.

3.         Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.

4.         This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By:	/s/ Jonathan Lipnick
Authorized Signatory

Agreed and Accepted By:

DEL MONTE FOODS COMPANY

By:	/s/ Larry Bodner
Name:	Larry Bodner
Title:	Executive Vice President, Finance